Incoming, Inc. 8-K/A
Exhibit 10.3

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”), dated February 9, 2010 (the “Effective Date”) is entered into by and among North American Bio-Energies, a limited liability company organized and existing under the laws of North Carolina, (“NABE”), Incoming, Inc., a Nevada corporation (“Incoming” also the “Company”), and the members of NABE as listed in Exhibit A to this Agreement (collectively the “NABE Members”) (Incoming, NABE and each of the NABE Members each a “Party” and collectively the “Parties”).

WHEREAS, the NABE Members collectively own a 100% interest in NABE (the “NABE Units”);

WHEREAS, the Parties consider it in their best interests for the NABE members to exchange the NABE Units for Two Million Nine Hundred Seventy Thousand (2,970,000) shares of common stock of Incoming, par value $ 0.001per share (the “Incoming Shares”); and

WHEREAS, it is the intention of the Parties that: (i) Incoming shall acquire 100% of the NABE Units in exchange for the Incoming Shares set forth herein; (ii) said exchange shall qualify as a transaction in securities exempt from registration or qualification under regulation D of the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and (iii) said exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, and forother good and valuable consideration, the sum and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

SECTION 1
EXCHANGE OF UNITS FOR COMMON STOCK

Section 1.1          Exchange of NABE Units for Incoming Shares.

On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, NABE Members shall sell, assign, transfer, convey and deliver the NABE Units (representing 100% of the issued and outstanding NABE Units), to Incoming, and Incoming shall accept the NABE Units from the NABE Members in exchange for the issuance to the NABE Members of a total of Two Million Nine Hundred Seventy Thousand(2,970,000) newly issued common shares of Incoming, as allocated and set forth opposite of the names of each of the NABE Members in Exhibit A hereto.

Section 1.2 Capitalization.

On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, Incomingshall have authorized (a) 75,000,000 shares of Common Stock, par value $ 0.001 per share, of which 10,764,000shares shall be issued and outstanding, all of which are duly authorized, validly issued and fully paid.

Section 1.3 Closing.

(a)
The closing of the transactions contemplated by this Agreement (“Closing”) shall take place at 10:00 a.m. E.S.T. on or before February 28, 2010 (“Closing Date”) at a place mutually agreed upon by the Parties. At the Closing, NABE Members shall deliver to Incoming 100% of the NABE Units. In full consideration and exchange for the NABE Units, Incoming shall issue and exchange with NABE Members the Incoming Shares.

(b)
On or before the Closing Date, NABE will deliver to Incoming financial statements of NABE (the “Financial Statements”) which Financial Statements shall be audited by a Public Company Accounting Oversight Board (“PCAOB”) member firm. The Financial Statements shall cover all necessary periods and be approved by said PCAOB member firm for filing by Incoming with the United States Securities and Exchange Commission (“SEC”) in a report on Form 8-K, 10-Q, 10-K, or such other forms as Incoming deems necessary and advisable, and shall be accompanied by an unqualified opinion of the PCAOB auditing firm for all required periods.

(c)
Ownership of the Incoming Shares shall vest in the NABE members, and ownership of the NABE Units shall vest in Incoming as of the Closing Date; however, all Incoming Shares and NABE Units shall remain in escrow pursuant to Section 6 hereof until acceptance and clearing of any comments by the SEC, of any required Report on Form 8-K disclosing the Financial Statements. In the event that audits of the Financial Statements pursuant to Section 1.3(b) of this Agreement have not been completed and approved by the PCAOB member accounting firm for filing on form 8-K on or before the Closing Date, Incoming may, in its sole discretion, extend the Closing Date to such time as audited Financial Statements become available, or terminate this Agreement pursuant to Section 5.1 herein.

(d)
Upon Closing, Incoming shall take possession and control of all NABE operations, accounts, properties (including without limitation all real estate holdings, intellectual property, and all other property of any nature), and all other assets of NABE, including but not limited to the assets listed in “Exhibit C” to this Agreement

Section 1.4 Tax Treatment. The exchange described herein is intended to comply with Section 368(a)(1)(B) of the Code, and all applicable regulations thereunder. In order to ensure compliance with said provisions, the parties agree to take whatever steps may be necessary, including, but not limited to, the amendment of this Agreement.

SECTION 2
REPRESENTATIONS AND WARRANTIES OF INCOMING

Incoming hereby, jointly and severally, represents, warrants and agrees as follows:

Section 2.1 Corporate Organization.

(a)
Incoming is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by Incoming or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Incoming (an “Incoming Material Adverse Effect”);

(b)
Copies of the Articles of Incorporation and By-laws of Incoming, with all amendments thereto as of the date hereof, have been furnished to NABE and the NABE Members, and such copies are accurate and complete as of the date hereof. The minute books of Incoming are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of Incoming from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of Incoming.

Section 2.2 Capitalization of Incoming.

Immediately prior to the issuance of the Incoming Shares, the authorized capital stock of Incoming consists of (a) 75,000,000 shares of Common Stock, par value $0.001 per share, of which 10,764,000 shares are issued and outstanding, all of which are duly authorized, validly issued and fully paid. The Parties agree that they have been informed of the issuances of the Incoming Shares, and that all such issuances of Incoming Shares pursuant to this Agreement will be in accordance with the provisions of this Agreement. All of the Incoming Shares to be issued pursuant to this Agreement shall have been duly authorized, validly issued, fully paid, non-assessable and no personal liability will attach to the ownership thereof and in each instance, shall have been issued in accordance with the registration requirements of applicable securities laws or an exemption therefrom. With the exception of currently outstanding options for the purchase of up to Two Million (2,000,000) common shares of Incoming for Fifty Cents ($0.50) per share, as of the date of this Agreement there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of Incoming.

Section 2.3 Subsidiaries and Equity Investments.

Incoming has two subsidiaries, the National Association of Professional Minorities, and Pentrose, LLC.

Section 2.4 Authorization and Validity of Agreements.

Incoming has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and upon the execution and delivery by NABE and the NABE Members and the performance of their obligations hereunder will constitute a legal, valid and binding obligation of Incoming. The execution and delivery of this Agreement by Incoming and the consummation by Incoming of the transactions contemplated hereby have been duly authorized by all necessary corporate actions of Incoming, and no other corporate proceedings on the part of Incoming are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 2.5 No Conflict or Violation.

The execution, delivery and performance of this Agreement by Incoming do not and will not (i) violate or conflict with any provision of its Articles of Incorporation or By-laws, (ii) violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, (iii) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Incoming is a Party or by which it is bound or to which any of its respective properties or assets is subject, (iv) result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Incoming, or (v) result in the cancellation, modification, revocation or suspension of any of the licenses, franchises or permits to which Incoming is bound.

Section 2.6 Consents and Approvals.

No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by Incoming or the performance by Incoming of its obligations hereunder.

Section 2.7 Absence of Certain Changes or Events.

(a)
As of the date of this Agreement, Incoming does not know or have reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of Incoming.

(b)	There has not been any declaration, setting aside or payment of dividends or distributions with respect to shares of capital stock of Incoming.

Section 2.8 Disclosure.

This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of Incoming in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.9 Financial Statements.

The audited balance sheet of Incoming and related statements of operations, cash flow and shareholders’ equity (“Incoming Financial Statements”) fairly present in all material respects the financial position of Incoming as of the respective dates thereof. All notes and statements contained within the Financial Statements fairly present in all material respects the results of operations, changes in shareholders’ equity and cash flows of Incoming for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

Section 2.10 Absence of Changes; No Undisclosed Liabilities.

Except as disclosed in any Form 10-K, Form 10-Q, or Form 8-K, Incoming has not incurred any liability material to Incoming on a consolidated basis, except in the ordinary course of its business, consistent with past practices; suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of Incoming which has had, or is reasonably likely to have, individually or in the aggregate, an Incoming Material Adverse Effect, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by Incoming to NABE pursuant hereto); or conducted its business and operations other than in the ordinary course of business and consistent with past practices. Incoming has no liability except for (a) liabilities set forth on the face of the most recent balance sheet included in the Incoming Financial Statements, and (b) liabilities which have arisen after the date of such balance sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law). Incoming is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any liability which individually or in the aggregate is reasonably likely to have a Incoming Material Adverse Effect.

Section 2.11 Litigation.

There is no action, suit, proceeding or investigation pending or threatened against the Company or any subsidiary that may affect the validity of this Agreement or the right of Incoming to enter into this Agreement or to consummate the transactions contemplated hereby.

Section 2.12 Securities Laws.

Incoming has complied in all material respects with applicable federal and state securities laws, rules and regulations, including the Sarbanes Oxley Act of 2002, as such laws, rules and regulations apply to Incoming and its securities; and all shares of capital stock of the Company have been issued in accordance with applicable federal and state securities laws, rules and regulations. There are no stop orders in effect with respect to any of the Company’s securities.

Section 2.13 Tax.

Incoming has paid all taxes due to date, if any.

Section 2.14 34 Act Reports.

None of Incoming’s filings with the SEC contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, in light of the circumstances in which they were made.

Section 2.15 Survival.

Each of the representations and warranties set forth in this Article II shall be deemed represented and made by Incoming at the Closing as if made at such time and shall survive the Closing Date for a period terminating on the second anniversary of the date of this Agreement.

Section 2.16 Employees.

Incoming has no employees, employee benefit plan, program or arrangement, or employment, severance or consulting agreements. Incoming’s current officers and directors serve without compensation. Incoming has no bonus, pension, profit-sharing or other plans or commitments with respect to any of its officers, directors, agents, or any other individuals or entities.

SECTION 3
REPRESENTATIONS AND WARRANTIES OF NABE AND NABE MEMBERS

Section 3.1 NABE, represents, warrants and agrees as follows:

Section 3.1.1 Organization.

NABE is a Limited Liability Company, duly organized, validly existing and in good standing under the laws of the state of North Carolina, USA, and has all requisite power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by NABE or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of NABE (a “NABE Material Adverse Effect”). Copies of the Operating Agreement of NABE with all amendments thereto to as of the date hereof, have been furnished to Incoming, and such copies are accurate and complete as of the date hereof. The books of NABE are current and adequately reflect all material actions taken by the NABE Members.

Section 3.1.2 Authorization and Validity of Agreements.

NABE has all power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by NABE and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action and no other proceedings on the part of NABE are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The NABE Members have approved this Agreement on behalf of NABE and no other approvals are required to consummate the transactions contemplated hereby. NABE Members are competent to execute this Agreement, and have the power to execute and perform this Agreement. No other proceedings on the part of NABE or NABE Members are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.1.3 No Conflict or Violation.

The execution, delivery and performance of this Agreement by NABE or NABE Members does not and will not violate or conflict with any provision of the constituent documents of NABE, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which NABE or NABE Members is a Party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of NABE or NABE Members, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which NABE or NABE Members is bound.

Section 3.1.4 Capitalization.

The column of Exhibit A setting forth ownership percentages of the NABE Members is a complete and accurate representation of the capitalization of NABE before consummation of the transactions contemplated by this Agreement.

Section 3.2 Each of the NABE Members severally represents, warrants and agrees as follows:

Section 3.2.1 Investment Representations.

The Incoming Shares will be acquired hereunder solely for the account of the NABE Members, for investment, and not with a view to the resale or distribution thereof. NABE Members understand and are able to bear any economic risks associated with such investment in the Incoming Shares. NABE Members have had full access to all the information such members consider necessary or appropriate to make informed investment decisions with respect to the Incoming Shares to be acquired under this Agreement. NABE Members further have had an opportunity to ask questions and receive answers from Incoming’s directors regarding Incoming and to obtain additional information (to the extent Incoming’s directors possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such shareholder or to which such shareholder had access. NABE Members are at the time of the offer and execution of this Agreement, either domiciled and resident outside the United States (a “Foreign Shareholder”) and or are each an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act).

Section 3.2.2 Brokers’ Fees.

NABE Members have no liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 3.2.3 Disclosure.

This Agreement, the exhibits hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of NABE or the NABE Members in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.3 Survival.

Each of the representations and warranties set forth in this Article III shall be deemed represented and made by NABE and the NABE Members at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

SECTION 4
COVENANTS

Section 4.1 Certain Changes and Conduct of Business.

From and after the date of this Agreement and until the Closing Date, Incoming shall conduct its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations, warranties or covenants of Incoming, and without the prior written consent of NABE will not, except as required or permitted pursuant to the terms hereof:

i.	make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

ii.
make any change in its Articles of Incorporation or By-laws; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

iii.
incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, or issue any securities convertible or exchangeable for debt or equity securities of Incoming;

iv.	acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

v.	make or commit to make any material capital expenditures;

vi.	guarantee any indebtedness for borrowed money or any other obligation of any other person;

vii.	take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material respects;

Section 4.2 Access to Properties and Records.

Incoming shall afford to NABE’s (and each of the NABE Members’) accountants, counsel and authorized representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of Incoming’s books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting Party all other information concerning Incoming’s business as the requesting Party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any Party.

Section 4.3 Consents and Approvals. The Parties shall:

use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement.

Section 4.4 Public Announcement.

Unless otherwise required by applicable law, the Parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

Section 4.5 Equity Grant.

Incoming covenants and agrees to grant an equity interest in NABE (the “Equity Interest”) to Sam Bell as soon as practicable after the Closing Date. The Equity Interest shall be documented in a revised Operating Agreement in which Sam Bell will receive a 25.5% interest in the NABE. The Equity Interest will include 2:1 voting rights, whereby the Equity Interest will carry twice the number of votes that would otherwise be attributable to the 25.5% interest. In the event of dissolution of NABE, the Equity Interest will not have preference over other NABE members with regards to the distribution of assets.

SECTION 5
TERMINATION AND ABANDONMENT
Section 5.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

(a)	By the mutual written consent of NABE, NABE Members, and Incoming;

(b)	By Incoming, upon a material breach of, or change in any representation, warranty, covenant or agreement on the part of NABE or NABE Members set forth in this Agreement prior to the Closing Date.

(c)	By NABE, upon a material breach of, or change in any representation, warranty, covenant or agreement on the part of Incoming set forth in this Agreement prior to the Closing Date.

(d)
By Incoming in the event that audits of the Financial Statements pursuant to Section 1.3(b) of this Agreement have not been completed and approved by the PCAOB member accounting firm for filing on form 8-K on or before the Closing Date. Anything to the contrary contained in this Section 5.1 notwithstanding, if the audited Financial Statements containing an unqualified audit opinion of the PCAOB member auditing firm are not delivered on or before the Closing Date, Incoming may, in its sole discretion, terminate this Agreement, or extend the Closing Date to such date as the Financial Statements are delivered.

(e)
By either NABE or Incoming if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 5.2 Procedure Upon Termination.

In the event of termination and abandonment of this Agreement by NABE or Incoming pursuant to Section 5.1, written notice thereof shall forthwith be given to the other Parties, this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action. If this Agreement is terminated as provided herein, no Party to this Agreement shall have any liability or further obligation to any other Party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article V shall relieve any Party of liability for a breach of any provision of this Agreement occurring before such termination. Upon Termination and abandonment of this Agreement, the Incoming Shares shall be returned to Incoming, and the NABE units shall be returned to the NABE Members.

SECTION 6
ESCROW

Section 6.1 Escrow.

The share certificates and other documents to be delivered pursuant to this Agreement shall be delivered to an agent to be named at a later date who shall serve as the Escrow Agent, pursuant to a fully executed Escrow Agreement in the form set forth in “Exhibit B” hereto.

SECTION 7
MISCELLANEOUS PROVISIONS

Section 7.1 Survival of Provisions.

The respective representations, warranties, covenants and agreements of each of the Parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement. In the event of a breach of any of such representations, warranties or covenants, the Party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such Party on or before the Closing Date.

Section 7.2 Successors and Assigns.

This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective successors and assigns; provided, however, that no Party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other Parties.

Section 7.3 Fees and Expenses.

Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs or expenses.

Section 7.4 Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the Parties, at the addresses provided hereunder, or to such other persons or at such other addresses as shall be furnished by any Party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 7.4 are concerned unless notice of such change shall have been given to such other Party hereto as provided in this Section 7.4:

If to Incoming, to:

Incoming, INC
244 5th Avenue, Suite V235
New York, NY 10001
(917) 210-1074
FAX: (917) 210-1074
With a copy to:
Befumo & Schaeffer, PLLC

2020 Pennsylvania Ave, NW
Suite 840
Washington, DC 20006
PHONE: 202-725-6733
FAX: 772-264-8023

If to NABE, to:

North American Bio-Energies, LLC
815-D Virginia Street, SW
Lenoir, NC 28645

If to the NABE Members, to:

R. Samuel Bell, Jr.
PO Box 1477
Greenville, SC 29602

Section 7.5 Entire Agreement.

This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the Parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the Parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 7.6 Severability.

This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 7.7 Titles and Headings.

The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 7.8 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed one and the same agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 7.9 Convenience of Forum; Consent to Jurisdiction.

The Parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any Party to this Agreement by personal service at any place where it may be found or giving notice to such Party as provided in Section 7.4 of this Agreement.

Section 7.10 Governing Law.

This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 7.11 Amendments and Waivers.

No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this EXCHANGE AGREEMENT as of the date first above written.

NABE, LLC

By:

Print Name:	R. Samuel Bell, Jr.

Title:	President

NABE Members:

Randy Dellinger

R. Samuel Bell, Jr.

Incoming, Inc.

By:

Print Name:

Title:

EXHIBIT A

Exhibit A, to that certain Exchange Agreement, dated January 15, 2010, between Incoming, Inc., a Nevada corporation (“Incoming”), North American Bio-Energies, LLC (“NABE”), and the members of NABE (the “NABE Members”).

NABE Member	NABE % Held/Transferred to INCOMING	INCOMING Shares Issued to NABE Member
Randy Dellinger	33.34%	990,000

Sam Bell	66.66%	1,980,000

TOTAL:	100%	2,970,000

EXHIBIT B to that certain Exchange Agreement, dated January 15, 2010, between Incoming, Inc., a Nevada corporation (“Incoming”), the North American Bio-Energies (“NABE”), and the members of NABE (the “NABE Members”).

ESCROW AGREEMENT

SEE ATTACHED “ESCROW AGREEMENT”

EXHIBIT C to that certain Exchange Agreement, dated January 15, 2010 between Incoming, Inc., a Nevada corporation (“Incoming”), the North American Bio-Energies (“NABE”), and the members of NABE (the “NABE Members”).

Assets of NABE:

Cash - $12,448
A/R - $105,416
Inventory - $91,909
Fixed Assets, net - $456,321
Other Assets, net - $59,500